EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193788, 333-201443 and 333-203856) of Evogene Ltd. of our report dated March 29, 2018, with respect to the consolidated financial statements of Evogene Ltd. and subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
March 29, 2018